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                                 EXHIBIT h.(ix)

                              Amendment Number 2 to
             Amended and Restated Administrative Services Agreement
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                              AMENDMENT NUMBER 2 TO
                              AMENDED AND RESTATED
                        ADMINISTRATIVE SERVICES AGREEMENT

         The Amended and Restated Administrative Services Agreement between Hartford Life Insurance Company ("Company") and the Hartford HLS Funds dated September 30, 1998 (the "Agreement") is hereby amended to include Hartford Global Communications HLS Fund, Hartford Global Financial Services HLS Fund and Hartford Growth HLS Fund as additional Funds. All provisions in the Agreement shall also apply to these three additions.

         IN WITNESS WHEREOF, the parties hereto have caused this amendment to be executed on the 26th day of December, 2000.


                                   HARTFORD SERIES FUND, INC.
                                   on behalf of:
                                   Hartford Global Communications HLS Fund
                                   Hartford Global Financial Services HLS Fund
                                   Hartford Growth HLS Fund


                                   By:  /s/ David M. Znamierowski
                                        ---------------------------------------
                                            David M. Znamierowski
                                            President


                                   Hartford Life Insurance Company


                                   By:  /s/ David M. Znamierowski
                                        ---------------------------------------
                                            David M. Znamierowski
                                            Senior Vice President